Exhibit 4.1


                     SECOND AMENDMENT TO CREDIT AGREEMENT


      SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of August 15, 1998, among MISTIC BRANDS, INC. ("Mistic"), a Delaware corporation, SNAPPLE BEVERAGE CORP. ("Snapple"), a Delaware corporation, CABLE CAR BEVERAGE CORPORATION ("Cable Car"), a Delaware corporation, TRIARC BEVERAGE HOLDINGS CORP. (the "Parent"), a Delaware corporation (each of Mistic, Snapple, Cable Car and the Parent, a "Borrower" and, collectively, the "Borrowers"), the financial institutions listed on the signature pages hereto (collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC., as syndication agent (the "Syndication Agent") for the Lenders, MORGAN STANLEY SENIOR FUNDING, INC., as documentation agent (the "Documentation Agent") for the Lenders, and THE BANK OF NEW YORK, as administrative agent (the "Administrative Agent") for the Lenders.

                             W I T N E S S E T H:

      WHEREAS, Mistic, Snapple, the Parent, the Lenders, the Syndication Agent, the Administrative Agent, and the Documentation Agent are parties to an Amended and Restated Credit Agreement, dated as of August 15, 1997, as amended by Amendment No. 1 thereto (as so heretofore modified and in effect from time to time, the "Existing Credit Agreement"); and

      WHEREAS, the Borrowers have requested the Lenders to amend the Existing Credit Agreement in certain respects, including by adding Cable Car as a "Borrower" thereunder; and

      WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the "Credit Agreement");

      NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    PART I

                                  DEFINITIONS

      SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Credit Agreement" is defined in the third recital.

      "Existing Credit Agreement" is defined in the first recital.

      "Fountain Classics" means Fountain Classics, Inc., a Colorado corporation.

      "Old San Francisco" means Old San Francisco Seltzer, Inc., a Colorado cor-poration.

      "Second Amendment Effective Date" is defined in Subpart 3.1.

      SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings ascribed thereto in the Existing Credit Agreement.


                                   PART II

                                AMENDMENTS TO
                        THE EXISTING CREDIT AGREEMENT

      Effective on (and subject to the occurrence of) the Second Amendment Effective Date, and in reliance upon the representations and warranties made herein, the Existing Credit Agreement is hereby amended in accordance with this
Part II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

      SUBPART 2.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such
Section in the appropriate alphabetical sequence:

                  "Amendment  No. 2" means the  Second  Amendment  to the Credit
            Agreement, dated as of August 15, 1998, among Mistic, Snapple, Cable Car, the Parent, the Lenders signatory thereto, and the Agents.

                  "Cable Car" means Cable Car Beverage Corporation, a Delaware corporation.

                  "Cable  Car   Business"   means  the  business  of  producing,
            marketing and distributing beverages (concentrate and/or finished goods) and other similar or related products under the Stewart's trademark and other trademarks and trade names.

                  "Register" is defined in clause (b) of Section 2.7.

                  "Second Amendment Effective Date" is defined in Subpart 3.1 of
            Amendment No. 2.

      SUBPART 2.2. Amendment to Definition of Borrowers. The definitions of "Borrower" and "Borrowers" in the Existing Credit Agreement are hereby amended and restated to read in their entirety as follows:

                  "Borrower"   and   "Borrowers"    means,    individually   and
            collectively, as the context may require, Mistic, Snapple and the Parent and, at any time on and after the Second Amendment Effective Date, Cable Car.

      SUBPART 2.3. Amendment to Definition of Change of Control. The definition of "Change of Control" in the Existing Credit Agreement is hereby amended by

      (a) adding the word "or"at the end of clause (g) thereof; and

      (b) inserting a new clause (h) thereto to read in its entirety as follows:

                  (h) (i) prior to an Initial Public  Offering of Cable Car, the failure of Triarc and/or the Parent to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of Cable Car on a fully diluted basis, and
            (ii) after an Initial Public Offering of Cable Car, the failure of Triarc and/or the Parent to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), at least 51% of the outstanding shares of voting Capital Stock of Cable Car on a fully diluted basis.

      SUBPART 2.4. Amendment to Definition of Eligible Account. Clause (g) of the definition of "Eligible Account" in the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (g) with respect to such Account,  no Account Debtor is (i) an
            Affiliate of the Borrower or any of its Subsidiaries or (ii) the subject of any of the types of actions described in clauses (a) through (d) of Section 8.1.9;

      SUBPART 2.5. Amendment to Definition of Excess Cash Flow. Subclause (ii) of clause (b) of the definition of "Excess Cash Flow" in the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (ii) (x) (A) scheduled payments and mandatory prepayments,  to the extent actually made, of the principal amount of the Term Loans or (B) scheduled payments and optional and mandatory prepayments, to the extent actually made, of the principal amount of any other term Debt (including Capitalized Lease Liabilities), (y) mandatory prepayments of the principal amount of the Revolving Loans and Swing Line Loans pursuant to clauses (b) or (k) of Section 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount, in each case for such applicable period and (z) to the extent not deducted in the computation of EBITDA, all cash payments in respect of other Indebtedness (exclusive of optional prepayments of amounts outstanding under the Revolving Loan Commitment);

      SUBPART 2.6. Amendment to Definition of Initial Public Offering. The definition of "Initial Public Offering" in the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Initial Public Offering" means a primary  underwritten public offering of the voting Capital Stock of the Parent, Mistic, Snapple or Cable Car (as applicable), other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

      SUBPART 2.7. Amendment to Definition of Subsidiary.   The definition of
"Subsidiary" in the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Subsidiary"   means,   with   respect  to  any  Person,   any
            corporation or limited liability company of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or its equivalent) of such corporation or limited liability company (irrespective of whether at the time Capital Stock of any other class or classes of such corporation or limited liability company shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Notwithstanding the foregoing, (i) for purposes of the affirmative covenants set forth in Section 7.1.1 (other than clauses (a), (b), and (h) thereof), (ii) for purposes of calculating the financial covenants set forth in Section 7.2.4,
            (iii) for purposes of the definitions of "Debt",

            "EBITDA", "Excess Cash Flow", "Interest Expense", "Material Adverse Effect", "Material Obligor", "Net Debt Proceeds", "Net Disposition Proceeds", "Net Equity Proceeds", "Net Income", and "Net Worth", and
            (iv) for purposes of clauses (c), (e) and (f) of Section 3.1.1, Cable Car and its Subsidiaries shall be deemed to be "Subsidiaries" of the Parent.

      SUBPART 2.8. Amendment to Section 2.7. Section 2.7 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

            SECTION 2.7.  Register; Notes.

                  (a) Each  Lender may  maintain  in  accordance  with its usual practice an account or accounts evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender to the Borrowers, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note or Notes evidencing the Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent demonstrable error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor.

                  (b)(i) Each  Borrower  hereby  designates  the  Administrative
            Agent to serve as its agent,  solely for the  purpose of this clause
            (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender to the Borrowers and each repayment in respect of the principal amount of the Loans of each Lender to the Borrowers and together with which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrowers' joint and several obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and, as provided in clause (ii), the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. Any Commitment of any Lender and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only in accordance with Section 10.11 hereof and by registration of such assignment or transfer in the Register. Any assignment or transfer of any Commitment of any Lender or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of any Commitment of any Lender or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been re-corded in the Register by the Administrative Agent as provided in this Section.

                  (ii) Each Borrower  agrees that,  upon the written  request by any Lender to the Administrative Agent, such Borrower will execute and deliver to such Lender, as applicable, an applicable Revolving Note, Term A Note, Term B Note, Term C Note and Swing Line Note evidencing the Loans made by such Lender to the Borrowers. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent demonstrable error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the
            obligation   evidenced   thereby  may  be   assigned  or   otherwise
            transferred  in whole or in part  only in  accordance  with  Section
            10.11 hereof and by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued by the Borrowers to the designated assignee and the old Note or Notes shall be returned by the Administrative Agent to the Parent (on behalf of the Borrowers) marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

      SUBPART 2.9. Amendments to Section 3.1.1.

      (a) Subclause (i)(C) of clause (a) of Section 3.1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (C) all such  voluntary  prepayments  of LIBO Rate Loans shall require prior written notice to the Administrative Agent by 11:00 a.m. (New York time) (i) in the case of Term Loans at least four Business Days prior to such prepayment or (ii) in the case of Revolving Loans at least three Business Days prior to such prepayment; and

      (b) Subclause (i)(D) of clause (a) of Section 3.1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (D) all such  voluntary  prepayments  of Base Rate Loans shall require (i) in the case of Term Loans at least two but no more than five Business Days' prior written notice to the Administrative Agent or (ii) in the case of Revolving Loans at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

      (c) Clause (d) of Section 3.1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (d) shall,  no later than five  Business  Days  following  the delivery of the annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 1997 Fiscal Year), deliver to the Administrative Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to (i) 75% of Excess Cash Flow (if any) for such Fiscal Year (or in the case of the 1997 Fiscal Year, the portion of such Fiscal Year following the Closing Date) less
            (ii) the aggregate amount of all voluntary prepayments of the principal amount of the Term Loans actually made in such Fiscal Year pursuant to clause (a) of Section 3.1.1, to be applied as set forth in Section 3.1.2;

      SUBPART 2.10. Amendment to Section 3.1.2. Clause (b) of Section 3.1.2 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (b) Each voluntary prepayment of Term Loans and each prepayment of Term Loans made pursuant to clauses (c), (d), (e), (f) and (g) of Section 3.1.1 shall be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Term A Loans, Term B Loans and Term C Loans (with the amount of such prepayment of the Term A Loans, Term B Loans and the Term C Loans being applied to the remaining Term A Loans, Term B Loan or Term C Loan amortization payments required pursuant to clauses (h), (i) and (j) of Section 3.1.1, in each case pro rata in accordance with the amount of each such remaining Term Loan amortization payment), until all such Term A Loans, Term B Loans and Term C Loans have been paid in full; provided, however, that (i) any Lender that has Term B Loans or Term C Loans outstanding may, by delivering a notice to the Administrative Agent by 11:00 a.m. (New York time), at least three Business Days prior to the date that such prepayment is to be made in the case of Term B Loans or Term C Loans that are LIBO Rate Loans or at least one Business Day prior to the date that such prepayment is to be made in the case of Term B Loans or Term C Loans that are Base Rate Loans, elect not to have its pro rata share of such Term Loans prepaid, and upon any such election the Administrative Agent shall apply the amount that otherwise would have prepaid such Lender's Term Loans to the prepayment of Term A Loans, until paid in full, and then to the prepayment of outstanding Revolving Loans and (ii) no such prepayment of outstanding Revolving Loans pursuant to clause (i) of this proviso shall result in a reduction of the Revolving Loan Commitment Amount. The Administrative Agent shall, no later than two Business Days prior to the prepayment of a Term B Loan or Term C Loan that is a LIBO Rate Loan or one Business Days prior to the prepayment of a Term B Loan or Term C Loan that is a Base Rate Loan, send a notice to each Lender detailing the amounts each Lender is to receive on the date of such prepayment and to which Loans such amounts shall apply.

      SUBPART 2.11. Amendments to Section 7.1.1.   (a) Clause (a) of Section
7.1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (a) as soon as available and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent, (x) combined balance sheets of the Parent and its Subsidiaries (including Mistic and Snapple) and of Cable Car and its Subsidiaries as of the end of such Fiscal Quarter, and (y) combined statements of earnings and cash flows of the Parent and its Subsidiaries (including Mistic and Snapple) and of Cable Car and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified in each case by the chief financial or chief accounting Authorized Officer of the Parent;

      (b) Clause (b) of Section 7.1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (b) as soon as  available  and in any  event  within  110 days after the end of each Fiscal Year of the Parent, a copy of the combined annual audit report for such Fiscal Year for the Parent and its Subsidiaries and Cable Car and its Subsidiaries, including therein combined balance sheets of the Parent and its Subsidiaries and of Cable Car and its Subsidiaries as of the end of such Fiscal Year and combined statements of earnings and cash flow of the Parent and its Subsidiaries and of Cable Car and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agents and the Required Lenders by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the Agents and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

      (c) Clause (h) of Section 7.1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (h) promptly  when  available  and in any event within 60 days following the last day of each Fiscal Year of the Parent, financial projections for the Parent and its Subsidiaries and for Cable Car and its Subsidiaries, on a combined basis (including an operating budget), for the current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or operating officer of the Parent;

      SUBPART 2.12. Amendment to Section 7.2.1. Section 7.2.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  SECTION 7.2.1 Business Activities. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business activity, except for (i) the Mistic Business, the Snapple Business and/or the Cable Car Business, and such activities as may be incidental or related thereto and (ii) the ownership of (and activities incidental to the ownership of) the Capital Stock of Mistic, Snapple and Cable Car or any other Person engaged directly or indirectly through its Subsidiaries in the business of producing, marketing and/or distributing beverages or other similar or related products.

      SUBPART 2.13. Amendment to Section 7.2.2. Clause (i) of Section 7.2.2 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (i) (x) Indebtedness of any Borrower to any wholly-owned  U.S.
            Subsidiary, (y) Indebtedness of any Borrower to any other Borrower or (z) Indebtedness of any wholly-owned U.S. Subsidiary of any Borrower to any Borrower or any other wholly-owned U.S. Subsidiary of any Borrower;

      SUBPART 2.14. Amendment to Section 7.2.4. Clause (a) of Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (a) Minimum Net Worth The Borrowers  will not permit Net Worth at any time to be less than an aggregate amount equal to $85,000,000 plus an amount equal to 50% of cumulative Net Income from the Closing Date to the date of determination; provided, that for purposes of computing Net Worth, Net Income of Cable Car shall only be included for the period from the Second Amendment Effective Date to the date of determination.

      SUBPART 2.15. Amendment to Section 7.2.6. Clause (d) of Section 7.2.6 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (d) notwithstanding  clause (a) above, (A) the Parent shall be permitted to make payments to purchase, redeem, acquire or otherwise retire for value shares of the Preferred Stock issued in connection with the Equity Issuance with Net Debt Proceeds of the Permitted Senior Subordinated Debt in an aggregate amount not to exceed $25,000,000 and (B) on or after the Second Amendment Effective Date, (x) Snapple shall be permitted to make a one-time dividend payment to the Parent in an amount not to exceed $21,257,000 and
            (y) the Parent shall be permitted to make a one-time dividend pay-ment to Triarc in an amount not to exceed $21,257,000, so long as, in the case of both (A) and (B), (i) no Default shall have oc-curred and be continuing on the date such payment is made or would result from the making of such payment, (ii) after giving effect to such payment the Borrowers would be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of such pay-ment (provided, that compliance with such covenants shall be cal-culated on a pro forma basis as if Cable Car had been deemed to be a Subsidiary of the Parent on the first day of the period for which such calculation is made), and (iii) an Authorized Officer of each Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calcula-tion of the compliance with the covenants set forth in
            Section  7.2.4)  certifying  as to  accuracy  of clauses  (d)(i) and
            (d)(ii) above;

      SUBPART 2.16. Amendment to Section 7.2.8. Clause (a) of Section 7.2.8 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  (a) (i) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Parent, Mistic, Snapple, Cable Car or any wholly-owned U.S. Subsidiary of any Borrower, (ii) the assets or stock of any such Subsidiary may be purchased or otherwise acquired by the Parent, Mistic, Snapple, Cable Car or any other wholly-owned U.S. Subsidiary of any Borrower,
            (iii) Cable Car may liquidate or dissolve voluntarily into, and may merge with and into, the Parent, Mistic, Snapple or any wholly-owned U.S. Subsidiary of any other Borrower or (iv) the assets or stock of Cable Car may be purchased or otherwise acquired (including without limitation by way of a capital contribution) by the Parent, Mistic, Snapple or any other wholly-owned U.S. Subsidiary of any other Borrower; and

      SUBPART 2.17. Amendment to Section 7.2.11. Section 7.2.11 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

      SECTION 7.2.11 Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than any Obligor) unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however, that

                  (a) within 180 days of the end of each Fiscal Year, the Borrowers shall be permitted to pay management fees to Triarc for management services rendered during such Fiscal Year then ended; provided, that, with respect to any such Fiscal Year, management fees paid pursuant to this clause (a) shall not exceed the lesser of
            (i)  $6,000,000  and  (ii)  the sum of (x)  $3,000,000  plus (y) the
            Excess Amount;

                  (b) the Borrowers and their Subsidiaries shall be permitted to enter into and to make payments pursuant to the Tax Sharing Agreement as and to the extent permitted under Section 7.2.6; and

                  (c) the Borrowers shall be permitted to enter into one or more agreements with Royal Crown Company, Inc. pursuant to which one or more Borrowers shall provide management services to, and receive payments from, Royal Crown Company, Inc.;

            so long as, in the case of clause (a), (x) no Default shall have occurred and be continuing on the date any such payment is made or would result from the making of any such payment, (y) after giving effect to any such payment the Borrowers would be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of such payment, and (z) an Authorized Officer of the Parent shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to accuracy of clauses (x) and (y) above.

      SUBPART 2.18. Amendment to Section 10.11.1. Section 10.11.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

            SECTION 10.11.1  Assignments.  Any Lender,

                  (a) with the prior written consents of the Parent,  the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer (which consents shall not be unreasonably delayed or withheld and which consents of the Agents and each Issuer shall not be required in the case of assignments made by or to DLJ, Morgan Stanley, the Administrative Agent or any of their Affiliates and which consent of the Parent shall not be required if an Event of Default under Section 8.1.1 or
            Section 8.1.9 shall have occurred and be continuing) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

                  (b) with notice to the Parent,  the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer, but without the consent of the Parent or the Agents, may assign and delegate to any of its Affiliates or to any other Lender or to any Person whose investment manager or investment advisor is the investment manager or investment advisor of such Lender

      (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage), in a minimum aggregate amount of (i) $1,000,000 (if such assignment and delegation is to a then existing Lender) and (ii) $2,000,000 (if such assignment and delegation is to a Person not then a Lender) or the then remaining amount of a Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and further, provided, however, that, the Borrowers, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Parent and the Agents by such Lender and such Assignee Lender,

                  (d) such Assignee  Lender shall have executed and delivered to the Parent and the Agents a Lender Assignment Agreement, accepted by the Agents (if required),

                  (e) the processing  fees described below shall have been paid,
            and

                  (f) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of
            Section 2.7.

      From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any assignor Lender that shall have previously requested and received any Note or Notes to which such assignment applies shall, upon acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such predecessor Note or Notes "exchanged" and deliver them to the Parent (against, if the assignor Lender has retained Loans or Commitments and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.7, its receipt of replacement Notes in the principal amount of the Loans and Commitments retained by it). The Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor
Lender). Each such Note shall be dated the date of the predecessor Notes. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Notes hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee; provided, that any such assignment to a trustee shall be subject to the provisions of clause (a) of this Section 10.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuer shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SUBPART 2.19. Amendments to Exhibits and Disclosure Schedule. (a) The Existing Credit Agreement is hereby amended (i) to substitute Exhibit A-1 (Form of Revolving Note) hereto for Exhibit A-1 thereto, Exhibit A-2 (Form of Swing Line Note) hereto for Exhibit A-2 thereto, Exhibit B-1 (Form of Term A Note) hereto for Exhibit B-1 thereto, Exhibit B-2 (Form of Term B Note) hereto for Exhibit B-2 thereto, Exhibit B-3 (Form of Term C Note) hereto for Exhibit B-3 thereto, Exhibit E (Form of Borrowing Base Certificate) hereto for Exhibit E thereto,  and Exhibit H (Form of  Compliance Certificate) hereto for  Exhibit  H
thereto   and  (ii)  to  amend  Item  6.8   ("Existing Subsidiaries")  and Item
7.2.2(c)  ("Ongoing  Indebtedness")  of the  Disclosure Schedule.

      (b) Not in limitation, but in furtherance, of the amendment to the definitions of "Borrower" and "Borrowers" set forth herein, each Borrowing Request, Issuance Request, Continuation/Conversion Notice and Lender Assignment Agreement shall also require execution thereof by Cable Car, together with other conforming changes thereto.


                                   PART III

                          CONDITIONS TO EFFECTIVENESS

      SUBPART 3.1. Effective Date. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "Amendment No. 2", on the date (the "Second Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

            SUBPART 3.1.1. Execution of Counterparts. The Syndication Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of the Borrowers, the Agents and each of the Required Lenders.

            SUBPART 3.1.2. Execution of Replacement Notes. The Administrative Agent shall have received (a) for the account of each Lender (other than the Swing Line Lender) who has requested in writing the issuance of replacement Notes, such Lender's replacement Notes, dated as of August 15, 1997, duly executed and delivered on behalf of each of the Borrowers, in each case in a principal amount equal to such Lender's outstanding Loans and Commitments, and
(b) if requested in writing by the Swing Line Lender, for the account of the Swing Line Lender, such Lender's replacement Swing Line Note, dated as of August 15, 1997, duly executed and delivered on behalf of each of the Borrowers, in a principal amount equal to $10,000,000. The Administrative Agent shall have received from each such Lender, upon delivery of such replacement Notes, such Lender's predecessor Notes, and all such predecessor Notes shall have been marked "exchanged" and delivered to the Parent, on behalf of the Borrowers.

            SUBPART 3.1.3. Execution of Other Loan Documents, Etc. The Administrative Agent shall have received counterparts of (a) the Second Amended and Restated Triarc Pledge Agreement, duly executed by Triarc and the Administrative Agent, (b) supplements to the Guaranty, duly executed by Cable Car, Fountain Classics and Old San Francisco and the Administrative Agent, (c) a supplement to the Borrower Security Agreement, duly executed by Cable Car and the Administrative Agent, (d) a supplement to the Borrower Pledge Agreement, duly executed by Cable Car and the Administrative Agent, and (e) a supplement to the Subsidiary Security Agreement, duly executed by Old San Francisco and Foun-tain Classics and the Administrative Agent, together with (i) certificates repre -senting all of the issued and outstanding shares of Capital Stock of Cable Car owned by Triarc and of Old San Francisco and Fountain Classics owned by Cable Car, along with undated stock powers for such certificates, executed in blank,
(ii) executed copies of proper Uniform Commercial Code termination statements, if any, necessary to release all Liens (other than Liens permitted to exist under the Loan Documents) and other rights of any Person in any collateral described in the Borrower Security Agreement and the Subsidiary Security Agree-ment previously granted by any Person, (iii) acknowledgment copies of properly filed Uniform Commercial Code financing statements naming Cable Car as debtor and the Administrative Agent as the secured party, filed under the UCC in all jurisdictions necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pur-suant to the Borrower Security Agreement, and (iv) acknowledgment copies of properly filed Uniform Commercial Code financing statements naming Old San Francisco and Fountain Classics, as applicable, as debtors and the Administra-tive Agent as the secured party, filed under the UCC in all jurisdictions neces-sary or, in the opinion of the Agents, desirable to perfect the security in-terest of the Administrative Agent pursuant to the Subsidiary Security Agreement.

            SUBPART 3.1.4. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agents and their counsel.


                                    PART IV

                     REPRESENTATIONS AND WARRANTIES, ETC.

      SUBPART 4.1. Representations and Warranties; No Default. (a) In order to induce the Required Lenders to enter into this Amendment, the Borrowers (other than Cable Car, solely with respect to Section 6.8 of the Existing Credit Agreement) hereby jointly and severally (i) confirm, reaffirm and restate that the representations and warranties set forth in Article VI of the Existing Credit Agreement and in each other Loan Document (in each case as amended hereby) are true and correct in all material respects as of the date hereof and as of the Second Amendment Effective Date (unless such representations and warranties are stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (ii) represent and warrant that, both immediately before and after giving effect to the amendments and waivers set forth herein, no Default or Event of Default has occurred and is continuing.

      (b) The execution, delivery and performance by each Borrower of this Amendment, the Notes and each other Loan Document executed or to be executed by it are within each such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Borrower's Organic Documents, (ii) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower, or (iii) result in, or require the creation or imposition of, any Lien (other than Liens permitted under the Loan Documents) on any of such Borrower's properties.

      (c) This Amendment, the Notes and each other Loan Document executed by each Borrower in connection herewith constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (d) Cable Car further represents and warrants that, both immediately before and after giving effect to the amendments set forth herein, (i) Cable Car has no outstanding Indebtedness other than as set forth in Item 7.2.2(c) of the Disclosure Schedule attached hereto, (ii) Cable Car has no Subsidiaries other than Old San Francisco and Fountain Classics, as set forth on Item 6.8 of the Disclosure Schedule attached hereto, (iii) Cable Car and its Subsidiaries own no real property having a value in excess of $1,000,000 and (iv) Cable Car and its Subsidiaries have no lease of real property on which such Person holds personal property having a value in excess (or anticipated during the relevant leasehold term to exceed) $1,000,000.


                                    PART V

                                    WAIVER

      SUBPART 5.1. Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the undersigned Lenders hereby agree that the Net Disposition Proceeds of the sale by Snapple of its interest in the Capital Stock of Select (in an amount not to exceed $21,257,000) shall not be required to be applied to the prepayment of Loans or to be reinvested by Snapple as provided under clause (c) of Section 3.1.1 of the Existing Credit Agreement and that such Net Disposition Proceeds may be used to pay the dividend as provided in Subpart
2.15 hereof.

      The foregoing waiver shall be limited precisely as written and in no event shall be deemed to constitute a waiver of any term, provision or condition of the Credit Agreement or any other Loan Document or prejudice any right or remedy that the Administrative Agent may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any other instrument or agreement referred to therein.


                                    PART VI

                                 MISCELLANEOUS

      SUBPART 6.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of the Credit Agreement.

      SUBPART 6.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement, including
Article X thereof.

      SUBPART 6.3. Counterparts, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

      SUBPART 6.4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK.

      SUBPART 6.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective succes-sors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                     MISTIC BRANDS, INC.


                                     By: GARY G. LYONS
                                         Title: Senior Vice President



                                     SNAPPLE BEVERAGE CORP.


                                     By: GARY G. LYONS
                                         Title: Senior Vice President



                                     TRIARC BEVERAGE HOLDINGS CORP.


                                     By: GARY G. LYONS
                                         Title: Senior Vice President



                                     CABLE CAR BEVERAGE
                                     CORPORATION


                                     By: GARY G. LYONS
                                         Title: Senior Vice President



                                     DLJ CAPITAL FUNDING, INC.,
                                     as the Syndication Agent and as a Lender


                                     By: HAROLD J. PHILIPPS
                                         Title: Managing Director



                                     MORGAN STANLEY SENIOR
                                     FUNDING, INC., as the Documentation
                                     Agent and as a Lender


                                     By: MICHAEL T. MCLAUGHLIN
                                         Title: Principal



                                     THE BANK OF NEW YORK, as the
                                     Administrative Agent and as a Lender


                                     By: JAMES J. DUCEY
                                         Title: Vice President



                                     THE LENDERS:
                                     -----------


                                     ARCHIMEDES FUNDING LLC

                                     By: ING Capital Advisors, Inc., as
                                     Collateral Manager


                                     By: JANE M. NELSON
                                         Title: Senior Vice President



                                     BANKERS TRUST COMPANY


                                     By: JAMES REILLY
                                         Title: Vice President



                                     BANK OF TOKYO MITSUBISHI TRUST
                                     CO.


                                     By:
                                        -------------------------
                                        Title:



                                     OSPREY INVESTMENTS PORTFOLIO

                                     By:  Citibank, N.A., as Manager


                                     By: HANS E. CHRISTENSEN
                                         Title: Vice President



                                     GCB INVESTMENT PORTFOLIO

                                     By: Citibank, N.A.


                                     By: STEVEN KAUFMAN
                                         Title: Vice President



                                     CORESTATES BANK N.A.


                                     By: JOHN HAURIN
                                         Title: Vice President



                                     KZH ING-1 CORPORATION


                                     By: JANE M. NELSON
                                         Title: Senior Vice President



                                     KZH ING-2 CORPORATION


                                     By: JANE M. NELSON
                                         Title: Senior Vice President



                                     KZH III LLC


                                     By:
                                        -------------------------
                                        Title:



                                     KZH SOLEIL LLC


                                     By:
                                        -------------------------
                                        Title:



                                     KZH CRESCENT LLC


                                     By:
                                        -------------------------
                                        Title:



                                     MERRILL LYNCH PRIME RATE
                                     PORTFOLIO

                                     By: Merrill Lynch Asset Management, L.P.,
                                     as Investment Advisor


                                     By:
                                        -------------------------
                                        Title:



                                     MERRILL LYNCH SENIOR FLOATING
                                     RATE FUND, INC.


                                     By:
                                        -------------------------
                                        Title:



                                     MERRILL LYNCH PIERCE FENNER &
                                     SMITH INCORPORATED


                                     By:
                                        -------------------------
                                        Title:



                                     ML CBO IV (CAYMAN) LTD.

                                     By: Highland Capital Management, L.P. ,
                                     as Collateral Manager


                                     By: MARK K. OKADA
                                         Title: Executive Vice President



                                     THE MITSUI TRUST AND BANKING
                                     COMPANY LIMITED


                                     By: E. AKANA
                                         Title: Vice President



                                     NORTHERN LIFE INSURANCE
                                     COMPANY

                                     By: ING Capital Advisors, Inc., as
                                     Investment Advisor


                                     By: JANE M. NELSON
                                         Title: Senior Vice President



                                      THE NORTHWESTERN MUTUAL LIFE
                                      INSURANCE COMPANY


                                      By:
                                         -------------------------
                                         Title:



                                      MORGAN STANLEY DEAN WITTER
                                      PRIME INCOME TRUST


                                      By: SHEILA FENNERTY
                                          Title: Vice President



                                      SANWA BUSINESS CREDIT
                                      CORPORATION


                                      By: LAWRENCE J. PLACEK
                                          Title: Vice President



                                      THE ING CAPITAL SENIOR SECURED
                                      HIGH INCOME FUND, L.P.

                                      By: ING Capital Advisors, Inc., as
                                      Investment Advisor


                                      By: JANE M. NELSON
                                          Title: Senior Vice President



                                      THE SUMITOMO BANK LIMITED


                                      By:
                                         -------------------------
                                         Title:



                                      TCW LEVERAGED INCOME TRUST,
                                      L.P.

                                      By: TCW Advisers (Bermuda) Ltd., as
                                      General Partner


                                      By:
                                         -------------------------
                                         Title:

                                      By: TCW Investment Management
                                      Company, as Investment Adviser



                                      By:
                                         -------------------------
                                         Title:



                                      THE INDUSTRIAL BANK OF JAPAN,
                                      LIMITED


                                      By: J. KENNETH BIEGER
                                          Title: Senior Vice President



                                      THE LONG-TERM CREDIT BANK OF
                                      JAPAN, LIMITED, NEW YORK BRANCH


                                      By: JUN EBIHARA
                                          Title: Senior Vice President and
                                                 Deputy General Manager



                                      MITSUBISHI TRUST AND BANKING
                                      CORPORATION


                                      By: BEATRICE E. KOSSODO
                                          Title: Senior Vice President



                                      THE ROYAL BANK OF SCOTLAND PLC


                                      By: GRANT F. STODDART
                                          Title: Senior Vice President & Manager



                                      VAN KAMPEN AMERICAN CAPITAL
                                      PRIME RATE INCOME TRUST


                                      By: JEFFREY W. MAILLET
                                          Title: Senior Vice President
                                                 and Director



                                      VAN KAMPEN CLO I, LIMITED

                                      By: Van Kampen American Capital
                                      Management, Inc., as Collateral Manager


                                      By: JEFFREY W. MAILLET
                                          Title: Senior Vice President
                                                 and Director



                                       VAN KAMPEN CLO II, LIMITED

                                       By: Van Kampen American Capital
                                       Management, Inc., as Collateral Manager


                                       By: JEFFREY W. MAILLET
                                           Title: Senior Vice President
                                                  and Director



                                       VAN KAMPEN AMERICAN CAPITAL
                                       SENIOR INCOME TRUST


                                       By: JEFFREY W. MAILLET
                                           Title: Senior Vice President
                                                  and Director



                   SUMMARY OF OMITTED SCHEDULE AND EXHIBITS


 SCHEDULE

         --   Items 6.8 and 7.2.2(c) of Disclosure Schedule

 EXHIBITS
   A-1   --   Form of Revolving Note
   A-2   --   Form of Swing Line Note
   B-1   --   Form of Term A Note
   B-2   --   Form of Term B Note
   B-3   --   Form of Term C Note
   E     --   Form of Borrowing Base Certificate
   H     --   Form of Compliance Certificate

      The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.